U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices; zip code)

(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into Material Definitive Agreement
ITEM 1.02. Termination of Material Definitive Agreement
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01. Exhibits
SIGNATURES
Exhibit Index
Employment Agreement - Steven D. Butler
Option Agreement issued to Steven D. Butler
Amended/Restated Option Agreement issued to Steven D. Butler

ITEM 1.01. Entry Into Material Definitive Agreement

     On May 13, 2005, StarTek, Inc. and Steven D. Butler entered into an Employment Agreement in connection with the appointment of Mr. Butler as President and Chief Executive Officer of StarTek. The agreement is effective for an initial five-year term, which will be automatically extended for successive one-year periods thereafter unless a party gives written notice to the other party, at least 90 days prior to the expiration of any such term, that the notifying party elects not to extend the term of the agreement.

     The agreement provides for an annual salary of $450,000, subject to review at least once per year by the compensation committee of StarTek’s board of directors based on performance and a comparison to market conditions. Mr. Butler will be eligible for an annual incentive bonus for each fiscal year of up to 50% of his annual base salary, subject to achievement of performance criteria established by the compensation committee. The agreement also provides for a grant of 225,000 options (“New Options”) to purchase shares of StarTek common stock, and amends the terms of 75,000 options (“Existing Options”) previously granted to Mr. Butler.

     A total of 20% of the options are subject to monthly vesting in equal amounts on the 16th day of each month from and after February 16, 2005, (the “Vesting Commencement Date”), until the first anniversary of the Vesting Commencement Date. As a result, 15,000 options were vested and exercisable immediately upon execution of the option agreement for the New Options and the amended and restated option agreement for the Existing Options. The remaining options vest, in equal amounts of 20% of the total options, on each of the second, third, fourth and fifth anniversary dates of the Vesting Commencement Date, subject to accelerated vesting of up to 40% of the options upon termination of employment in certain circumstances as discussed below, and accelerated vesting of all options upon certain change of control transactions as provided in the plan.

     If Mr. Butler’s employment is terminated without cause, or if Mr. Butler resigns with good reason, in any such case prior to February 16, 2007, any unvested options that were to have vested prior to that date in accordance with the vesting provisions described above (or a total of 40% of the options granted) shall immediately vest upon the date of such termination. In addition, as provided in the plan, all options vest in the event of a liquidation, dissolution, or certain types of change of control transactions as defined in the plan.

     All vested options will expire on the earliest of 10 years from the option date (January 3, 2015, for the Existing Options and February 16, 2015, for the New Options), or 180 days after termination of Mr. Butler’s employment.

     The exercise price of the New Options is $11.97 per share, the fair market value of StarTek’s common stock on the date of Mr. Butler’s appointment as President and Chief Executive Officer, and the exercise price of the Existing Options remains $27.80 per share.

     The Employment Agreement provides that Mr. Butler will be entitled to receive 12 months salary, plus a pro-rated bonus and continuation of his health care coverage for 12 months if he so elects, in the event his employment is terminated by StarTek for reasons other than for cause, or if Mr. Butler resigns with good reason, in each case as defined in the agreement. Notwithstanding the foregoing, if Mr. Butler’s employment is terminated in connection with a change in control of StarTek, or if his employment is terminated other than for cause or if he resigns for good reason, in either case within 12 months following a change in control, Mr. Butler will be entitled to 24 months salary, a pro-rated bonus for the year of his termination or resignation, and continuation of his health care coverage for 24 months if he so elects. In the event Mr. Butler resigns without good reason, or his employment is terminated for cause or by reason of his death or disability, or in connection with the expiration of the agreement, Mr. Butler will be paid only through the date of termination of his employment.

     The agreement also provides for non-disclosure by Mr. Butler of our confidential or proprietary information, and includes covenants by Mr. Butler not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to the period for which Mr. Butler is entitled to severance payments. Mr. Butler also assigned to the company any rights he may have to intellectual property conceived in the scope of his employment.

ITEM 1.02. Termination of Material Definitive Agreement

     The Employment Agreement described above expressly provides that the agreement supersedes the Executive Confidentiality and Non-Competition Agreement by and between Mr. Butler and StarTek, dated January 3, 2005.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 13, 2005, the board of directors of StarTek, Inc. appointed Steven D. Butler as President and Chief Executive Officer, effective immediately.

     Mr. Butler has also been appointed to the board of directors of StarTek effective immediately. Pursuant to the terms of the Employment Agreement described above, the board will continue to nominate Mr. Butler as a candidate for election as a director for as long as he serves as President and Chief Executive Officer.

     Mr. Butler, 45, has been serving as Interim President and Chief Executive Officer since February 16, 2005, as well as serving as Executive Vice President, Chief Financial Officer, Secretary and Treasurer since joining StarTek on January 3, 2005. Prior to joining StarTek, he was a financial consultant engaged in private practice. From December 2000 to June 2002, Mr. Butler served as Chief Financial Officer of Verado, Inc. From 1995 to December 2000, he served as Managing Director of Finance and Treasurer of United Pan-Europe Communications N.V.

     StarTek has also appointed Mr. Rodd Granger, 40, as Interim Chief Financial Officer of the Company. Mr. Granger has been a Vice President of StarTek since July 2004, and previously served as Interim Chief Financial Officer from October 1, 2004, to January 3, 2005. From 1997 to July 2003, he held several officer level positions at TeleTech Holdings, Inc., most recently as Vice President — Global Pricing Strategies. Prior to joining TeleTech, Mr. Granger worked in finance at US West Communications and was an audit manager with KPMG Peat Marwick.

ITEM 9.01. Exhibits

Exhibit No.	Description
10.20	Employment Agreement between StarTek, Inc. and Steven D. Butler
10.21	Option Agreement issued to Steven D. Butler
10.22	Amended and Restated Option Agreement issued to Steven D. Butler

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: May 17, 2005	By:	/s/ Steven D. Butler
Steven D. Butler
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.20	Employment Agreement between StarTek, Inc. and Steven D. Butler
10.21	Option Agreement issued to Steven D. Butler
10.22	Amended and Restated Option Agreement issued to Steven D. Butler